Exhibit 99.2

Validus Reinsurance, Ltd.

Incorporated in Bermuda

Consolidated Financial Statements

As at and for the years ended

December 31, 2022 and 2021

Expressed in thousands of U.S. dollars, except share amounts

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Table of Contents

Independent Auditors’ Report	3 - 4

Consolidated Balance Sheets	5

Consolidated Statements of (Loss) Income and Comprehensive (Loss) Income	6

Consolidated Statements of Shareholder’s Equity	7

Consolidated Statements of Cash Flows	8

Notes to the Consolidated Financial Statements	9 - 50

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April 24, 2023

Report of Independent Auditors

To the Board of Directors and Shareholder of Validus Reinsurance, Ltd.

Opinion

We have audited the accompanying consolidated financial statements of Validus Reinsurance, Ltd. and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of (loss) income and comprehensive (loss) income, shareholder’s equity and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ responsibilities for the audit of the consolidated financial statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of management for the consolidated financial statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are available to be issued.

Auditors’ responsibilities for the audit of the consolidated financial statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgement made by a reasonable user based on the consolidated financial statements.

PricewaterhouseCoopers Ltd., Chartered Professional Accountants, P.O. Box HM 1171, Hamilton HM EX, Bermuda T: +1 (441) 295 2000, F:+1 (441) 295 1242, www.pwc.com/bermuda

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgement and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgement, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Required supplemental information

Accounting principles generally accepted in the United States of America require that the required supplemental information pertaining to Short-Duration Contracts disclosures labelled as “Unaudited” within Note 10 on pages 35 to 38 be presented to supplement the basic consolidated financial statements. Such information is the responsibility of management and, although not a part of the basic consolidated financial statements, is required by the Financial Accounting Standards Board who considers it to be an essential part of financial reporting for placing the basic consolidated financial statements in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplemental information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management’s responses to our inquiries, the basic consolidated financial statements, and other knowledge we obtained during our audit of the basic consolidated financial statements. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

Chartered Professional Accountants

Validus Reinsurance, Ltd.

Consolidated Balance Sheets

As at December 31, 2022 and 2021

Expressed in thousands of U.S. dollars, except share amounts

	2022 $	2021 $
Assets
Fixed maturity investments trading, at fair value (amortized cost: 2022 - $4,611,442; 2021 - $4,098,663)	4,237,877	4,091,386
Short term investments trading, at fair value	100,379	293,669
Cash and cash equivalents	286,429	255,085
Restricted cash	69,135	138,589

Total investments and cash	4,693,820	4,778,729
Investments in operating affiliates, equity method	4,747	6,662
Premiums receivable	1,559,292	1,227,289
Deferred acquisition costs	393,443	295,290
Prepaid reinsurance premiums	88,554	105,283
loss reserves recoverable	1,900,032	2,140,746
Paid losses recoverable	81,005	36,151
Income taxes recoverable	9,106	7,940
Deferred tax asset	71,904	66,750
Balances due from affiliates	1,014,019	1,034,572
Accrued investment income	20,644	14,141
Funds withheld	107,175	148,104
Other assets	23,778	10,461

Total assets	9,967,519	9,872,118

Liabilities
Reserve for losses and loss expenses	4,968,249	4,733,761
Unearned premiums	1,518,995	1,241,697
Reinsurance balances payable	87,423	263,736
Income taxes payable	5,608	3,879
Balances due to affiliates	65,259	61,114
Funds withheld liability	2,717	2,807
Accounts payable and accrued expenses	11,667	11,876
Other liabilities	130	5,295

Total liabilities	6,660,048	6,324,165

Shareholder’s equity
Common shares, 1,000,000 authorized, par value $1.00 Issued and outstanding (2022 and 2021 - 1,000,000)	1,000	1,000
Additional paid-in capital	2,960,992	2,961,434
Accumulated other comprehensive income	173	173
Retained earnings	345,306	585,346

Total shareholder’s equity	3,307,471	3,547,953

Total liabilities and shareholder’s equity	9,967,519	9,872,118

Approved by the Board of Directors

/s/ Christopher Schaper	/s/ Patrick Boisvert
Christopher Schaper	Patrick Boisvert
Director	Director

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Validus Reinsurance, Ltd.

Consolidated Statements of (Loss) Income and Comprehensive (Loss) Income

For the years ended December 31, 2022 and 2021

Expressed in thousands of U.S. dollars

	2022 $	2021 $
Revenues
Gross premiums written	3,080,316	3,171,374
Reinsurance premiums ceded	(551,785)	(719,266)

Net premiums written	2,528,531	2,452,108
Change in unearned premiums	(294,027)	(338,403)

Net premiums earned	2,234,504	2,113,705
Net investment income	128,063	110,714
Net realized (losses) gains on investments	(12,537)	146,603
Net change in unrealized losses on investments	(364,069)	(154,677)
Other insurance-related income and other income	8,659	10,377
Foreign exchange gains, net	25,626	34,264

Total revenues	2,020,246	2,260,986

Expenses
Losses and loss expenses	1,416,988	1,530,837
Policy acquisition costs	583,837	487,570
General and administrative expenses	109,628	115,632
Share compensation expenses	1,187	1,310
Finance expenses	5,578	5,800
Transaction expenses	—	92

Total expenses	2,117,218	2,141,241

(Loss) income before taxes and income (loss) from operating affiliates and structured notes	(96,972)	119,745
Tax benefit	6,060	3,702
Income (loss) from operating affiliates	792	(14,866)
Income (loss) from structured notes receivable from AlphaCat ILS fund	80	(173)

Net (loss) income and comprehensive (loss) income	(90,040)	108,408

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Validus Reinsurance, Ltd.

Consolidated Statements of Shareholder’s Equity

For the years ended December 31, 2022 and 2021

Expressed in thousands of U.S. dollars

	2022 $	2021 $
Common shares
Balance, beginning and end of year	1,000	1,000

Additional paid-in capital
Balance, beginning of year	2,961,434	2,960,939
(Distributions to) contributions from parent company relating to settlement of share-based compensation arrangements	(442)	495

Balance, end of year	2,960,992	2,961,434

Accumulated other comprehensive income
Balance, beginning and end of year	173	173

Retained earnings
Balance, beginning of year	585,346	476,938
Net (loss) income	(90,040)	108,408
Dividends declared	(150,000)	—

Balance, end of year	345,306	585,346

Total shareholder’s equity	3,307,471	3,547,953

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Validus Reinsurance, Ltd.

Consolidated Statements of Cash Flows

For the years ended December 31, 2022 and 2021

Expressed in thousands of U.S. dollars

	2022 $	2021 $
Cash flows provided by (used in) operating activities
Net (loss) income	(90,040)	108,408
Adjustments to reconcile net income and comprehensive income to net cash provided by operating activities:
Share compensation expenses	1,187	1,310
Change in net realized and unrealized losses on investments	376,606	8,074
Decrease in net asset value of structured notes	(54)	353
(Income) loss from operating affiliates	(792)	14,866
Foreign exchange gains included in net income	(25,626)	(34,264)
Amortization of premium on fixed maturity investments	19,093	18,573
Transaction expenses	—	92
Change in operational balance sheet items:
Premiums receivable	(359,115)	(355,198)
Deferred acquisition costs	(98,153)	(99,667)
Prepaid reinsurance premiums	16,729	(48,201)
Loss reserves recoverable	240,714	(1,066,129)
Paid losses recoverable	(48,744)	(14,254)
Reserve for losses and loss expenses	279,518	1,573,306
Unearned premiums	277,298	386,604
Reinsurance balances payable	(161,954)	224,084
Funds withheld	40,929	(13,426)
Other operational balance sheet items, net	(39,302)	(24,575)

Net cash provided by operating activities	428,294	679,956

Cash flows provided by (used in) investing activities
Proceeds on sales of investments	161,483	2,107,610
Proceeds on maturities of investments	531,081	928,359
Purchases of fixed maturity investments	(1,243,588)	(4,030,439)
Proceeds from sales of (purchases of) short-term investments, net	193,461	(201,456)
Sales or distributions of other investments, net	—	325,320
Purchase of shares in operating affiliates	—	(15,000)
Redemption of shares from operating affiliates	—	12,883
Sales of investment in operating affiliates	2,707	98,945
Redemptions of structured notes from AlphaCat ILS fund	—	10,000
Sales of structured notes from AlphaCat ILS fund	—	10,000
Purchases of structured notes from AlphaCat ILS fund	—	(10,000)
Deployment of investments with AlphaCat ILS fund	—	(12,500)

Net cash used in investment activities	(354,856)	(776,278)

Cash flow used in financing activity
Dividends paid	(100,000)	—

Cash flow used in financing activity	(100,000)	—

Effect of foreign currency rate changes on cash and cash equivalents and restricted cash	(11,548)	(7,989)

Net decrease in cash and cash equivalents and restricted cash	(38,110)	(104,311)
Cash and cash equivalents and restricted cash - beginning of year	393,674	497,985

Cash and cash equivalents and restricted cash - end of year	355,564	393,674

Supplemental information
Taxes paid during the year	132	673
Non-cash information
Dividends declared and settled in specie	50,000	—

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

1.	Nature of the business

Validus Reinsurance, Ltd. (the “Company” or “Validus Re”) was incorporated under the laws of Bermuda on October 19, 2005. The Company is 100% owned by Validus Holdings, Ltd. (the “parent company” or “Validus Holdings”), which was also incorporated under the laws of Bermuda on October 19, 2005. The Company’s ultimate parent company is American International Group, Inc. (“AIG”), which is a company registered with the United States Securities and Exchange Commission and is incorporated in the state of Delaware, USA.

Validus Re is registered as a Class 4 insurer under The Insurance Act 1978 of Bermuda, amendments thereto and the Insurance Account Rules 2016 (the “Legislation”). The Company primarily offers treaty reinsurance coverage on a global basis in the Property and Specialty (including Casualty) lines markets.

2.	Basis of preparation and consolidation

These Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company consolidates in these Consolidated Financial Statements the results of operations and financial position of all voting interest entities (“VOE”) in which the Company has a controlling financial interest and all variable interest entities (“VIE”) in which the Company is considered to be the primary beneficiary. The consolidation assessment, including the determination as to whether an entity qualifies as a VIE or VOE, depends on the facts and circumstances surrounding each entity.

All significant intercompany accounts and transactions have been eliminated.

The preparation of these Consolidated Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While the amounts included in the Consolidated Financial Statements reflect management’s best estimates and assumptions, actual results could differ materially from those estimates. The Company’s principal estimates include:

•	the reserve for losses and loss expenses;

•	the premium written on a line slip or proportional basis;

•	the loss reserves recoverable, including the provision for uncollectible amounts; and

•	the valuation of invested assets and other financial instruments.

The term “ASC” used in these notes refers to Accounting Standard Codification issued by the United States Financial Accounting Standards Board (the “FASB”).

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

3.	Significant accounting policies

The following is a summary of significant accounting policies adopted by the Company:

Premiums

Reinsurance contracts can be written on risks attaching or losses occurring basis. Under risks attaching reinsurance contracts, all claims from cedants’ underlying policies incepting and attaching during the reinsurance contract period are covered, even if they occur after the expiration date of the reinsurance contract and before the expiration date of the attaching policy. In contrast, losses occurring reinsurance contracts cover all claims occurring during the coverage period of the reinsurance contract, regardless of the inception dates of the underlying policies. Any claims occurring after the expiration of the losses occurring contract are not covered.

Reinsurance premiums written are recorded at the inception of the policy. Premiums are estimated based on information received from brokers, ceding companies and reinsureds, and any subsequent differences arising on such estimates are recorded in the periods in which they are determined.

Premiums written are earned on a pro-rated basis over the term of the related policy or contract. For losses occurring reinsurance contracts, the earnings period is generally the same as the term of the related contract or policy. For reinsurance contracts written on risks attaching basis, the earnings period is based on the terms of the underlying contracts and policies and is generally 24 months. The portion of the premiums written applicable to the unexpired terms of the underlying contracts and policies in force is recorded as unearned premiums.

Reinstatement premiums are recorded at the time a loss event occurs and coverage limits for the remaining life of the contract are reinstated under predefined contract terms. The accrual of reinstatement premiums is based on our estimate of losses and loss expenses, which reflects management’s judgment, as described in “Reserve for losses and loss expenses” below.

Policy acquisition costs

Policy acquisition costs are costs that vary with, and are directly related to, the successful production of new and renewal business, and consist principally of commissions and brokerage expenses. These costs are deferred and amortized over the period in which the related premiums are earned. Acquisition costs are shown net of commissions earned on reinsurance ceded. However, if the sum of a contract’s expected losses and loss expenses and deferred acquisition costs exceeds related unearned premiums, a premium deficiency is determined to exist. In this event, deferred acquisition costs are immediately expensed to the extent necessary to eliminate the premium deficiency. If the premium deficiency exceeds deferred acquisition costs then a liability is accrued for the excess deficiency. There were no premium deficiency adjustments recognized during the periods presented herein.

Policy acquisition costs also include profit commissions, which are recognized on a basis consistent with our estimate of losses and loss expenses.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

3.	Significant accounting policies (continued)

Reserve for losses and loss expenses

The reserve for losses and loss expenses includes reserves for unpaid reported losses (“case reserves”) and for losses incurred but not reported (“IBNR”). Case reserves are established by management based on reports from brokers, ceding companies and insureds and represents the unpaid portion of the estimated ultimate cost of events or conditions that have been reported to, or specifically identified by, the Company. IBNR reserves are established by management based on actuarially determined estimates of ultimate losses and loss expenses. Inherent in the estimate of ultimate losses and loss expenses are expected trends in claim severity and frequency and other factors, which may vary significantly as claims are settled.

The period of time from the occurrence of a loss to the reporting of a loss to the Company and to the settlement of the Company’s liability may be several months or years. During this period, additional facts and trends may be revealed. Accordingly, losses and loss expenses ultimately paid may differ materially from the amounts recorded in the Consolidated Financial Statements. These estimates are reviewed regularly and, as experience develops and new information becomes known, the reserves are adjusted as necessary. These adjustments sometimes lead to an increase or decrease in ultimate losses, and at other times lead to a reallocation between IBNR and specific case reserves. Adjustments to ultimate loss estimates, if any, are recorded in earnings in the period in which they become known. Prior period development arises from changes to these estimates recognized in the current year that relate to losses and loss expenses that were incurred in previous calendar years.

Although there is normally a lag in receiving reinsurance data from cedants, the Company currently has adequate procedures in place regarding the timeliness related to the processing of assumed reinsurance information and there is no significant backlog. The Company actively manages its relationships with brokers and clients and considers existing disputes with counterparties to be in the normal course of business.

Reinsurance

The Company enters into retrocession agreements in order to provide greater diversification of business and to mitigate its accumulation of loss, reduce its liability on individual risks, enable it to underwrite policies with higher limits and increase its aggregate capacity. Premiums ceded are recognized over the period of exposure to risk, with the unearned portion being deferred in the Consolidated Balance Sheets as Prepaid reinsurance premiums.

Loss reserves recoverable on unpaid losses represent amounts that will be collectible from reinsurers once the losses are paid. Reinsurance recoverable on paid losses represents amounts currently due from reinsurers. The recognition of reinsurance recoverable requires two key judgments: Firstly, the determination of gross assumed IBNR, and secondly the amount of gross IBNR that can be ceded to retrocessionaires based on the reinsurance agreements in place. The ceded IBNR is developed as part of the Company’s loss reserving process and consequently its estimation is subject to risks and uncertainties similar to the estimation of gross IBNR.

Retroactive reinsurance agreements are reinsurance agreements under which the reinsurer agrees to reimburse the Company for liabilities incurred as a result of past insurable events. For these agreements, the excess of the amounts collectible under the agreement over the premium paid is recognized as a deferred gain and is amortized into income over the settlement period of the ceded reserves. The amount of the deferred gain is adjusted each period based on loss payments and updated estimates. If the premium paid exceeds the ultimate losses collectible under the agreement, the net loss is recognized immediately in the Consolidated Statements of (Loss) Income and Comprehensive (Loss) Income.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

3.	Significant accounting policies (continued)

Funds withheld

The Company writes and cedes certain business on a funds withheld basis. Under these contractual arrangements, the Company and the cedants withhold premiums for the purpose of paying claims. The remaining net funds will be remitted to or paid by the Company after all policies have expired and all claims have been settled.

Investments

The Company classifies its fixed maturity and short-term investments as trading and accounts for its other investments in accordance with ASC Topic 825, “Financial Instruments”. As such, all investments are carried at fair value. Investments in fixed maturity securities are recorded on a trade-date basis with balances pending settlement reflected as a receivable for investments sold or a payable for investments purchased.

Net investment income includes interest and dividend income along with amortization of premium or accretion of discount. Interest on fixed maturity securities is recorded in net investment income when earned. Realized gains and losses on the sale of investments are determined on the basis of amortized cost.

For investments in certain structured securities, prepayment assumptions are evaluated and revised as necessary. Any adjustments required due to the resultant change in effective yields and maturities are recognized retrospectively. Prepayment fees or call premiums that are only payable to the Company when a security is called prior to its maturity are earned when received and reflected in net investment income.

Short-term investments primarily comprise investments with a remaining maturity of less than one year at time of purchase and money market funds held at the Company’s investment managers.

Investments in operating affiliates in which the Company has significant influence over the operating and financial policies of the investee are accounted for under the equity method of accounting. Under this method, the Company records its proportionate share of income or loss from such investments in its results for the period. Due to a lag in reporting, the fund managers are unable to provide final investment statements as of the Company’s reporting date. In these circumstances, the Company estimates its proportionate share of income or loss from such investments by starting with the prior month’s investment statement, adjusting for capital calls, redemptions or distributions, and then estimating the return for the current period. In circumstances in which the Company estimates the return for the current period, it applies the same methodology as for other investments.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

3.	Significant accounting policies (continued)

Fair value of financial instruments

Fair value is defined as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820, “Fair Value Measurement and Disclosure”, provides a framework for measuring fair value by creating a hierarchy of fair value measurements that distinguishes market data between observable independent market inputs and unobservable market assumptions by the reporting entity. The guidance further expands disclosures about such fair value measurements. The guidance applies broadly to most existing accounting pronouncements that require or permit fair value measurements (including both financial and non-financial assets and liabilities) but does not require any new fair value measurements. The Company has adopted all authoritative guidance in effect as of the balance sheet date regarding certain market conditions that allow for fair value measurements that incorporate unobservable inputs where active market transaction based measurements are unavailable.

Derivative instruments

The Company enters into various derivative instruments in the form of foreign exchange contracts and commodity derivative instruments. Foreign exchange derivatives (principally foreign exchange forwards) are used to economically mitigate risk associated with exchange rate fluctuations on non-U.S. dollar foreign currency transactions and foreign denominated investments. Commodity derivatives are used to mitigate financial risk associated with certain agricultural insurance liabilities. The Company’s derivative financial instruments are recorded on a trade-date basis and carried at fair value in the Consolidated Balance Sheets. The effect on earnings from recognizing the fair values of these derivative financial instruments depends on their intended use, their hedge designation, and their effectiveness in offsetting changes in the fair values of the exposures they are hedging.

Changes in the fair values of derivative instruments that are not designated as hedges are reported currently in earnings. Refer to Note 8, “Derivative instruments”, for further details.

Cash and cash equivalents

The Company considers time deposits and money market funds with an original maturity of one month or less as equivalent to cash.

Restricted cash

Restricted cash primarily relates to funds held in trust in support of collateralized reinsurance transactions.

Foreign exchange

The U.S. dollar is the functional currency of the Company and its subsidiaries. For these companies, monetary assets and liabilities denominated in foreign currencies are revalued at the exchange rates in effect at the balance sheet date and revenues and expenses denominated in foreign currencies are translated at the prevailing exchange rate on the transaction date with the resulting foreign exchange gains and losses included in earnings. Non-monetary assets and liabilities denominated in foreign currencies are revalued at the exchange rate in effect at the time of the underlying transaction.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

3.	Significant accounting policies (continued)

Stock plans

AIG accounts for their stock plans in accordance with the ASC Topic 718, “Compensation - Stock Compensation”. Accordingly, AIG recognizes the compensation expense for stock option grants, restricted share grants and performance share grants based on the fair value of the award on the date of grant over the requisite service period, and allocates the expense to its subsidiaries, including the Company, based on the country of residence of employees. Under the AIG stock plan, the expense allocated to each subsidiary, including the Company, is settled in cash, payable to AIG upon the date of vest. The difference in share price between the fair value determined on the grant date and the cash settlement date is recognized in additional paid-in capital as a contribution or distribution to parent company.

For the awards granted under the AIG stock plan, no forfeiture rate is applied, and the compensation expense for forfeited awards is reversed on occurrence.

Income taxes and uncertain tax provisions

Deferred tax assets and liabilities are recorded in accordance with ASC Topic 740, “Income Taxes”. Consistent with ASC 740, the Company records deferred income taxes which reflect operating losses and tax credits carried forward and the tax effect of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their respective tax bases.

The Company and its Bermuda domiciled subsidiaries are not subject to any income, withholding or capital gains taxes under current Bermuda law. The Company has operating subsidiaries and branch offices in various other jurisdictions around the world, including but not limited to Luxembourg, Switzerland, Singapore and Canada that are subject to relevant taxes in those jurisdictions.

The Company recognizes the tax benefits of uncertain tax positions only where the position is more likely than not to be sustained upon examination by tax authorities based upon the technical merits of the position. Based on the more-likely-than-not recognition threshold, the Company must presume that the tax position will be subject to examination by a taxing authority with full knowledge of all relevant information. If the recognition threshold is met, then the tax position is measured at the largest amount of benefit that is more than 50% likely of being realized upon ultimate settlement. The Company classifies all interest and penalties related to uncertain tax positions in income tax expenses.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

3.	Significant accounting policies (continued)

Variable interest entities

The Company determines whether it has relationships with entities defined as VIEs in accordance with ASC Topic 810, “Consolidation”. A VIE is consolidated by the variable interest holder that is determined to be the primary beneficiary.

An entity in which the Company holds a variable interest is a VIE if any of the following conditions exist: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support, (b) as a group, the holders of equity investment at risk lack either the direct or indirect ability through voting rights or similar rights to make decisions about an entity’s activities that most significantly impact the entity’s economic performance or the obligation to absorb the expected losses or right to receive the expected residual returns, or (c) the voting rights of some investors are disproportionate to their obligation to absorb the expected losses of the entity, their rights to receive the expected residual returns of the entity, or both and substantially all of the entity’s activities either involve or are conducted on behalf of an investor with disproportionately few voting rights.

The primary beneficiary is defined as the variable interest holder that is determined to have both (a) the power to direct the activities of a VIE that most significantly impact the economic performance of the VIE and (b) the obligation to absorb losses or right to receive benefits from the VIE that could potentially be significant to the VIE. At inception of the VIE, as well as following an event that requires reassessment, the Company determines whether it is the primary beneficiary based on the facts and circumstances surrounding each entity.

Transfers of financial assets

The Company accounts for transfers of financial assets as sales when it has surrendered control over the related assets. Whether control has been relinquished requires, among other things, an evaluation of relevant legal considerations and an assessment of the nature and extent of the Company’s continuing involvement, if any, with the assets transferred. Gains and losses stemming from transfers of other investments accounted for as sales are included in “Net realized (losses) gains on investments” in the Consolidated Statements of (Loss) Income and Comprehensive (Loss) Income. Gains and losses stemming from transfers of investments in operating affiliates and structured notes receivable from AlphaCat ILS Fund accounted for as sales are included in “Income (loss) from operating affiliates” and “Income (loss) from structured notes receivable from AlphaCat ILS Fund,” respectively. Assets obtained and liabilities incurred in connection with transfers reported as sales are initially recognized in the balance sheet at fair value.

Comparatives

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported consolidated total assets, total liabilities, and results of operations or cash flows.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

4.	Recent accounting pronouncements

Accounting standard adopted in 2022

Codification Improvements

In October 2020, the FASB issued ASU 2020-10, “Codification Improvements”. The amendments in this update improve the Codification by ensuring that all guidance that requires or provides an option for an entity to provide information in the notes to financial statements is codified in the Disclosure Section of the Codification.

The amendments in this update were effective for fiscal years beginning after December 15, 2021. The adoption of this update did not have a material impact on the Company’s Consolidated Financial Statements.

Accounting standards not yet adopted

Financial instruments – Credit losses

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326)”, which will change how entities account for credit losses for most financial assets, trade receivables and reinsurance receivables. The standard will replace the existing incurred loss impairment model with a new “current expected credit loss model” that generally will result in earlier recognition of credit losses. The standard will apply to financial assets subject to credit losses, including loans measured at amortized cost, reinsurance receivables and certain off-balance sheet credit exposures. During 2018, 2019, 2020 and 2022 the FASB issued a number of amendments and targeted improvements to ease with the application of the standard. These updates are effective in line with the effective date of ASU 2016-13.

This standard is effective for non-public entities for fiscal years beginning after December 15, 2022. The Company does not anticipate the adoption of this standard to have a material impact on the Consolidated Financial Statements. The quantitative impact of any change will be dependent on the Company’s portfolio at the adoption date, as well as economic conditions and other factors at that time.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

4.	Recent accounting pronouncements (continued)

Accounting standards not yet adopted (continued)

Derivatives and hedging

In March 2022, the FASB issued ASU 2022-01, “Derivatives and Hedging: Fair Value Hedging – Portfolio Layer Method”. The amendments in this standard would:

1.	expand the last-of-layer method that permits only one hedged layer to allow multiple hedged layers of a single closed portfolio;

2.	change the name of the method to the portfolio layer method;

3.	expand the scope of the portfolio layer method to include non-prepayable financial assets;

4.

specify that eligible hedging instruments in a single-layer hedge may include spot-starting or forward-starting constant-notional swaps, or spot or forward-starting amortizing-notional swaps and that the number of hedged layers (that is, single or multiple) corresponds with the number of hedges designated;

5.

provide additional guidance on the accounting for and disclosure of hedge basis adjustments that are applicable to the portfolio layer method whether a single hedged layer or multiple hedged layers are designated; and

6.	specify how hedge basis adjustments should be considered when determining credit losses for the assets included in the closed portfolio.

These amendments are effective for non-public entities for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company does not expect the amendments in this standard to impact the Company’s Consolidated Financial Statements, as the Company currently does not have any derivatives classified as hedges.

Fair value measurement of equity securities subject to contractual sale restrictions

In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. The amendments in this Update clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The amendments in this Update also require the following disclosures for equity securities subject to contractual sale restrictions:

1.	The fair value of equity securities subject to contractual sale restrictions reflected in the balance sheet.

2.	The nature and remaining duration of the restriction(s).

3.	The circumstances that could cause a lapse in the restriction(s).

The amendments are effective for non-public entities for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. Early adoption is permitted. The Company does not expect the amendments in this standard to impact the Company’s Consolidated Financial Statements, as the Company currently does not hold any equity securities.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

5.	Investments

Fixed maturity investments

The amortized cost and fair value of the Company’s fixed maturity investments as at December 31, 2022 and 2021 were as follows:

	2022		2021
	Amortized cost $	Fair value $	Amortized cost $	Fair value $
U.S. government and government agency	696,857	674,824	376,913	377,422
Non-U.S. government and government agency	314,124	289,664	282,348	280,408
U.S. states, municipalities and political subdivisions	164,524	146,103	178,747	177,846
Agency residential mortgage-backed securities	702,000	607,322	839,521	838,522
Non-agency residential mortgage-backed securities	380,011	330,743	350,813	346,952
Corporate	1,322,323	1,237,546	972,929	977,746
Asset-backed securities	456,658	416,559	503,199	497,445
Commercial mortgage-backed securities	574,945	535,116	594,193	595,045

Total fixed maturities	4,611,442	4,237,877	4,098,663	4,091,386

The following table summarizes the fair value of the Company’s fixed maturity investments by credit rating as issued by a recognized rating agency as at December 31, 2022 and 2021:

	2022		2021
	Fair value $	Percentage of total %	Fair value $	Percentage of total %
AAA	2,458,194	58.01	2,479,777	60.61
AA	554,612	13.09	594,584	14.53
A	702,760	16.58	521,519	12.75
BBB	472,563	11.15	419,127	10.24

Total investment grade fixed maturities	4,188,129	98.83	4,015,007	98.13

BB	21,041	0.49	29,600	0.72
B	6,853	0.16	12,140	0.30
CCC	246	0.01	1,122	0.03
CC	819	0.02	—	—
C	2,259	0.05	8,009	0.20
NR	18,530	0.44	25,508	0.62

Total non-investment grade fixed maturities	49,748	1.17	76,379	1.87

Total fixed maturities	4,237,877	100.00	4,091,386	100.00

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

5.	Investments (continued)

Fixed maturity investments (continued)

The amortized cost and fair values for the Company’s fixed maturity investments held at December 31, 2022 and 2021 are shown below by contractual maturity. Actual maturity may differ from contractual maturity due to prepayment rights associated with certain investments.

	2022		2021
	Amortized cost $	Fair value $	Amortized cost $	Fair value $
Due in one year or less	458,146	447,021	106,765	107,595
Due after one year through five years	1,867,536	1,759,793	1,460,089	1,461,973
Due after five years through ten years	131,244	110,194	179,717	180,460
Due after ten years	40,902	31,129	64,366	63,394

	2,497,828	2,348,137	1,810,937	1,813,422
Asset-backed and mortgage-backed securities	2,113,614	1,889,740	2,287,726	2,277,964

Total fixed maturities	4,611,442	4,237,877	4,098,663	4,091,386

Other investments

During the year ended December 31, 2021, the Company sold all of its other investments in hedge funds, private equity investments and fixed income investment funds to other subsidiaries of AIG that are not subsidiaries of the Company. The Company received $277,456 in cash proceeds in exchange for the fair value of the transferred assets. The fair value of the transferred assets was based on the final net asset valuation (NAV) of the individual investments held by the Company as of the dates the investments were sold.

During the year ended December 31, 2022, net returns of $2,517 (2021: $86,212) were earned on other investments, with realized gains of $2,517 (2021: $138,855) being crystalized as a result of their sale and are included in “Net realized (losses) gains on investments” reported in the Consolidated Statements of (Loss) Income and Comprehensive (Loss) Income.

Net investment income

Net investment income during the years ended December 31, 2022 and 2021 was derived from the following sources:

	2022 $	2021 $
Fixed maturities and short-term investments	133,609	110,346
Cash and cash equivalents	1,330	(681)
Other investments	—	5,628

Investment income	134,939	115,293
Investment expenses	(6,876)	(4,579)

Total net investment income	128,063	110,714

Net investment income from other investments includes distributed and undistributed net income (loss) from certain private equity investments and fixed income investment funds.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

5.	Investments (continued)

Net realized and net change in unrealized (losses) gains on investments

The following represents an analysis of net realized and net change in unrealized (losses) gains on investments for the years ended December 31, 2022 and 2021:

	2022
	Fixed maturities $	Other investments $	Total $
Gross realized gains	2,087	2,517	4,604
Gross realized losses	(17,141)	—	(17,141)

Net realized (losses) gains on investments	(15,054)	2,517	(12,537)
Net change in unrealized losses on investments	(364,069)	—	(364,069)

Total net realized and unrealized (losses) gains on investments	(379,123)	2,517	(376,606)

	2021
	Fixed maturities $	Other investments $	Total $
Gross realized gains	20,263	178,548	198,811
Gross realized losses	(12,515)	(39,693)	(52,208)

Net realized gains on investments	7,748	138,855	146,603
Change in net unrealized gains on investments	(96,406)	(58,271)	(154,677)

Total net realized and unrealized (losses) gains on investments	(88,658)	80,584	(8,074)

Pledged investments

As at December 31, 2022, the Company had $2,567,699 (December 31, 2021: $1,882,442) of cash and cash equivalents and fixed maturity investments that were pledged and held in trust during the normal course of business. Pledged assets are generally for the benefit of the Company’s cedants and policyholders and to facilitate the accreditation of the Company, its Canada branch office, and its operating subsidiary, Validus Reinsurance (Switzerland) Ltd (“Validus Re Swiss”), as alien reinsurers by certain regulators.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

6.	Fair value investments

Classification within the fair value hierarchy

Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. Under U.S. GAAP, a company must determine the appropriate level in the fair value hierarchy for each fair value measurement. The fair value hierarchy prioritizes the inputs, which refer broadly to assumptions market participants would use in pricing an asset or liability, into three levels. It gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The level in the fair value hierarchy within which a fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The three levels of the fair value hierarchy are described below:

Level 1 - Fair values are measured based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2 - Fair values are measured based on quoted prices in active markets for similar assets or liabilities, quoted prices for identical assets or liabilities in inactive markets, or for which significant inputs are observable (e.g., interest rates, yield curves, prepayment rates, default rates, loss severities, etc.) or can be corroborated by observable market data.

Level 3 - Fair values are measured based on unobservable inputs that reflect the Company’s own judgments about assumptions where there is little, if any, market activity for that asset or liability that market participants might use.

The availability of observable inputs can vary from financial instrument to financial instrument and is affected by a wide variety of factors including, for example, the type of financial instrument, whether the financial instrument is new and not yet established in the marketplace, and other characteristics particular to the instrument. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires significantly more judgment.

Accordingly, the degree of judgment exercised by management in determining fair value is greatest for instruments categorized in Level 3. In periods of market dislocation, the observability of prices and inputs may be reduced for many instruments. This may lead the Company to change the selection of the valuation technique (e.g., from market to cash flow approach) or to use multiple valuation techniques to estimate the fair value of a financial instrument. These circumstances could cause an instrument to be reclassified between levels within the fair value hierarchy.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

6.	Fair value investments (continued)

Classification within the fair value hierarchy (continued)

At December 31, 2022, the Company’s investments were allocated between Levels 1, 2 and 3 as follows:

	2022
	Level 1 $	Level 2 $	Level 3 $	Total $
U.S. government and government agency	—	674,824	—	674,824
Non-U.S. government and government agency	—	289,664	—	289,664
U.S. states, municipalities and political subdivisions	—	146,103	—	146,103
Agency residential mortgage-backed securities	—	607,322	—	607,322
Non-agency residential mortgage-backed securities	—	289,170	41,573	330,743
Corporate	—	1,237,546	—	1,237,546
Asset-backed securities	—	413,912	2,647	416,559
Commercial mortgage-backed securities	—	535,116	—	535,116

Total fixed maturities	—	4,193,657	44,220	4,237,877

Short-term investments	100,379	—	—	100,379

Total investments	100,379	4,193,657	44,220	4,338,256

	2021
	Level 1 $	Level 2 $	Level 3 $	Total $
U.S. government and government agency	50,066	327,356	—	377,422
Non-U.S. government and government agency	1,956	278,452	—	280,408
U.S. states, municipalities and political subdivisions	—	177,846	—	177,846
Agency residential mortgage-backed securities	—	838,522	—	838,522
Non-agency residential mortgage-backed securities	—	282,351	64,601	346,952
Corporate	—	977,746	—	977,746
Asset-backed securities	—	465,518	31,927	497,445
Commercial mortgage-backed securities	—	595,045	—	595,045

Total fixed maturities	52,022	3,942,836	96,528	4,091,386

Short-term investments	293,669	—	—	293,669

Total investments	345,691	3,942,836	96,528	4,385,055

At December 31, 2022, Level 3 investments totalled $44,220 (December 31, 2021: $96,528), representing 1.02% (December 31, 2021: 2.20%) of total investments.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

6.	Fair value investments (continued)

Valuation techniques

There have been no material changes in the Company’s valuation techniques during the periods presented in these Consolidated Financial Statements. The following methods and assumptions were used in estimating the fair value of each class of financial instrument recorded in the Consolidated Balance Sheets.

Fixed maturity investments

In general, valuation of the Company’s fixed maturity investment portfolio is provided by independent third party valuation service providers, such as index providers and pricing vendors, as well as broker quotations. The pricing vendors provide valuations for a high volume of liquid securities that are actively traded. For securities that do not trade on an exchange, the pricing services generally utilize market data and other observable inputs in matrix pricing models to determine month end prices. Prices are generally verified using third party data. Index providers generally utilize centralized trade reporting networks, available market makers and statistical techniques.

When independent third party valuation service providers are unable to obtain sufficient market observable information upon which to estimate the fair value for a particular security, fair value is determined either through a broker-dealer price quote or by employing market accepted valuation models. In general, broker-dealers value securities through their trading desks based on observable inputs. The methodologies include mapping securities based on trade data, bids or offers, observed spreads, and performance on newly issued securities. Broker-dealers also determine valuations by observing secondary trading of similar securities. Prices obtained from broker quotations are considered non-binding, however, they are based on observable inputs and by observing secondary trading of similar securities obtained from active, non-distressed markets. The techniques generally used to determine the fair value of the Company’s fixed maturity investments are detailed below by asset class.

U.S. government and government agency

U.S. government and government agency securities consist primarily of debt securities issued by the U.S. Treasury and certain mortgage pass-through agencies. Fixed maturity investments included in U.S. government and government agency securities are primarily priced by pricing services. When evaluating these securities, the pricing services gather information from market sources and integrate other observations from markets and sector news. Evaluations are updated by obtaining broker dealer quotes and other market information including actual trade volumes, when available. The fair value of each security is individually computed using analytical models which incorporate option adjusted spreads and other daily interest rate data. On-the-Run U.S. Treasury issuances are considered Level 1 given the availability of quoted prices in active markets. Off-the-Run and other U.S. Treasuries are classified as Level 2 as the significant inputs used to price these securities are observable.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

6.	Fair value investments (continued)

Valuation techniques (continued)

Non-U.S. government and government agency

Non-U.S. government and government agency securities consist of debt securities issued by non-U.S. governments and their agencies along with supranational organizations (also known as sovereign debt securities). Securities held in these sectors are primarily priced by pricing services who employ proprietary discounted cash flow models to value the securities. Key quantitative inputs for these models are daily observed benchmark curves for treasury, swap and high issuance credits. The pricing services then apply a credit spread for each security which is developed by in-depth and real time market analysis. For securities in which trade volume is low, the pricing services utilize data from more frequently traded securities with similar attributes. These models may also be supplemented by daily market and credit research for international markets. Bills, Bonds and Notes issued from Canada, France, Germany, Italy, Japan, and the United Kingdom within one year of the balance sheet date are considered Level 1 given the availability of quoted prices in active markets. All other instruments are classified as Level 2 as the significant inputs used to price these securities are observable.

U.S. states, municipalities and political subdivisions

The Company’s U.S. states, municipalities and political subdivisions portfolio contains debt securities issued by U.S. domiciled state and municipal entities. These securities are generally priced by independent pricing services using available market information such as yields and credit spreads. The availability of observable inputs used to price these securities is contingent on their respective maturity dates. As the significant inputs utilized to determine price are observable, the fair value of these investments are classified as Level 2.

Agency residential mortgage-backed securities

The Company’s agency residential mortgage-backed investments consist primarily of debt securities issued by mortgage-pass through agencies. These securities are primarily priced by pricing services using a mortgage pool specific model which utilizes daily inputs from the active to be announced market which is very liquid, as well as the U.S. Treasury market. The model also utilizes additional information, such as the weighted average maturity, weighted average coupon and other available pool level data which is provided by the sponsoring agency. Valuations are also corroborated with daily active market quotes. As securities with investment grade credit ratings utilize significant observable inputs to determine prices, the fair value of these investments are classified as Level 2. Securities below investment grade credit ratings, or where security holdings are backed by certain collateral types or are residual tranches, utilize an element of significant unobservable inputs, including credit spreads, default rates, prepayment rates, and default projections. Accordingly, the fair value of these investments are classified as Level 3.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

6.	Fair value investments (continued)

Valuation techniques (continued)

Non-agency residential mortgage-backed securities

The Company’s non-agency residential mortgage-backed investments include non-agency prime and sub-prime residential mortgage-backed fixed maturity investments. Securities held in these sectors are primarily priced by pricing services using an option adjusted spread model or discounted cash flow model, which principally utilize inputs including benchmark yields, available trade information or broker quotes, issuer spreads, prepayment and default projections. The pricing services also review collateral prepayment rates, loss severity and delinquencies among other collateral performance indicators for the securities valuation, when applicable. Where significant inputs used to price the securities are observable, the fair value of these investments are classified as Level 2. Where such information is unavailable, or the security credit rating is below AAA, significant unobservable inputs are used to price these securities, which may include constant prepayment rates, loss severity, default rates and yield, resulting in certain securities being classified as Level 3.

Corporate

Corporate debt securities consist primarily of investment-grade debt of a wide variety of corporate issuers and industries. The Company’s corporate fixed maturity investments are primarily priced by pricing services. When evaluating these securities, the pricing services gather information from market sources regarding the issuer of the security and obtain credit data, as well as other observations, from markets and sector news. Evaluations are updated by obtaining broker dealer quotes and other market information including actual trade volumes, when available. The pricing services also consider the specific terms and conditions of the securities, including any specific features which may influence risk. In certain instances, securities are individually evaluated using a spread which is added to the U.S. Treasury curve or a security specific swap curve as appropriate. As the significant inputs used to price these securities are observable, the fair value of these investments are classified as Level 2.

Asset-backed securities

Asset backed securities include mostly investment-grade debt securities backed by pools of loans with a variety of underlying collateral, including automobile loan receivables, student loans, credit card receivables, and collateralized loan obligations originated by a variety of financial institutions. Securities held in these sectors are primarily priced by pricing services. The pricing services apply dealer quotes and other available trade information such as bids and offers, prepayment rates which may be adjusted for the underlying collateral or current price data, the U.S. Treasury curve and swap curve as well as cash settlement. The pricing services determine the expected cash flows for each security held in this sector using prepayment and default projections for the underlying collateral and current market data. In addition, a spread is applied to the relevant benchmark and used to discount the cash flows noted above to determine the fair value of the securities held in this sector. The fair value classification of asset-backed securities is based on a combination of collateral type, tranche type and rating, in addition to observable pricing inputs. As the significant inputs used to price the majority of these securities are observable, the fair value of these investments are classified as Level 2. Where such information is unavailable and pricing is sourced by a broker, or the security meets specific criteria, significant unobservable inputs are used to price these securities, which includes yield, resulting in certain securities classified as Level 3.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

6.	Fair value investments (continued)

Valuation techniques (continued)

Commercial mortgage-backed securities

The Company’s commercial mortgage-backed securities consist of primarily investment grade debt securities. The pricing services apply dealer quotes and other available trade information such as bids and offers, prepayment rates which may be adjusted for the underlying collateral or current price data, the U.S. Treasury curve and swap curve as well as cash settlement. The pricing services determine the expected cash flows for each security held in this sector using historical prepayment and default projections for the underlying collateral and current market data. In addition, a spread is applied to the relevant benchmark and used to discount the cash flows noted above to determine the fair value of the securities held in this sector. As securities with investment grade credit ratings utilize significant observable inputs to determine prices, the fair value of these investments are classified as Level 2.

Short-term investments

Short-term investments consist primarily of highly liquid securities, all with maturities of less than one year from the date of purchase. The fair value of the portfolio is generally determined using amortized cost which approximates fair value. As the highly liquid money market-type funds are actively traded, the fair value of these investments are classified as Level 1.

Level 3 investments

Details of transfers into / (out of) Level 3 investments and purchases of Level 3 investments are as follows:

	Non-agency residential mortgage- backed securities $	Asset- backed securities $	Total $
During the year ended December 31, 2022
Transfers into Level 3 investments	—	21,009	21,009
Transfers out of Level 3 investments	—	(29,920)	(29,920)

During the year ended December 31, 2021
Transfers into Level 3 investments	—	23,800	23,800
Transfers out of Level 3 investments	—	(35,230)	(35,230)
Purchases	45,622	24,097	69,719

During the years ended December 31, 2022 and 2021, transfers into Level 3 investments included investments in asset-backed securities. These transfers were primarily the result of limited market pricing information and decreases in investment credit rating relating to collateralized debt obligations that required us to determine fair value for these securities based on unobservable inputs.

During the years ended December 31, 2022 and 2021, transfers out of Level 3 investments included investments in asset-backed securities. These transfers were primarily the result of using pricing information that reflects the fair value of those securities based on observable inputs.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

6.	Fair value investments (continued)

Level 3 investments (continued)

Quantitative information about Level 3 investments

The following table presents information about the significant unobservable inputs used for fair value measurements for certain Level 3 instruments at December 31, 2022:

Valuation technique	Unobservable inputs	Weighted average
Non-agency residential mortgage-backed securities (fair value of $31,004)
Discounted cash flow	Constant prepayment rate	8.58%
Discounted cash flow	Loss severity	15.16%
Discounted cash flow	Constant default rate	2.28%
Discounted cash flow	Yield	6.06%

Asset-backed securities (fair value of $1,202)
Discounted cash flow	Yield	6.08%

The following table presents information about the significant unobservable inputs used for fair value measurements for certain Level 3 instruments at December 31, 2021:

Valuation technique	Unobservable inputs	Weighted average
Non-agency residential mortgage-backed securities (fair value of $47,582)
Discounted cash flow	Constant prepayment rate	10.84%
Discounted cash flow	Loss severity	19.73%
Discounted cash flow	Constant default rate	1.26%
Discounted cash flow	Yield	2.07%

Asset-backed securities (fair value of $20,264)
Discounted cash flow	Yield	1.58%

The weighted average for fixed maturity securities is based on the estimated fair value of the Level 3 securities.

The table above includes only those instruments for which information about the inputs is reasonably available to the Company, such as data from independent third party valuation service providers and from internal valuation models. Because input information from third parties with respect to certain Level 3 instruments are not available, balances shown in the table above do not represent the total amounts reported as Level 3 assets.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

7.	Investments in operating affiliates and structured notes receivable from AlphaCat ILS fund

Investments in operating affiliates

AlphaCat sidecars

Beginning on May 25, 2011, the Company joined with other investors in capitalizing a series of reinsurance and investment entities, referred to as “sidecars”, for the purpose of investing in collateralized reinsurance and retrocessional contracts. Certain of these sidecars deployed their capital through transactions entered into by AlphaCat Reinsurance Ltd. (“AlphaCat Re”). Each of these entities returns capital once the risk period expires and all losses have been paid out. The AlphaCat sidecars are VIEs and the Company is not the primary beneficiary. Therefore, the Company’s investments in the sidecars have been treated as equity method investments. The Company’s maximum exposure to any of the sidecars is the amount of capital invested at any given time and any remaining capital commitments.

AlphaCat ILS funds

Beginning on December 17, 2012, the Company joined with other investors in capitalizing the AlphaCat ILS funds for the purpose of investing in instruments with returns linked to property catastrophe reinsurance, retrocession and insurance linked securities (“ILS”) contracts. The AlphaCat ILS funds have varying risk profiles and are categorized by the maximum permitted portfolio expected loss of the fund. The maximum permitted portfolio expected loss represents the average annual loss over the set of simulation scenarios divided by the total limit. Lower risk ILS funds are defined as having a maximum permitted portfolio expected loss of less than 7%, whereas higher risk ILS funds have a maximum permitted portfolio expected loss of 7% or greater. The AlphaCat ILS funds primarily deploy their capital through transactions entered into by AlphaCat Re or OmegaCat Reinsurance, Ltd. and AlphaCat Master Fund Ltd. The AlphaCat ILS funds are VIEs and the Company is not the primary beneficiary. Therefore, the Company’s investments in the funds have been treated as equity method investments.

During the year ended December 31, 2021, the Company sold its ownership interest in and structured notes receivable from certain AlphaCat ILS Funds to other subsidiaries of AIG that are not consolidated by Validus Re and are not subsidiaries of Validus Re. The Company surrendered control over the financial assets during the year and has no continuing involvement with the transferred investments.

During 2021, the Company received $98,945 and $10,000 in cash proceeds in exchange for the carrying value of its ownership interest in and structured notes receivable from certain AlphaCat ILS funds, respectively. The value of the transferred assets was based on the final investment valuation statements established by the fund administrators. Ownership interest in AlphaCat ILS funds was transferred at the carrying value of the assets at the effective date and did not result in the recognition of net gains or losses on sale. During the year ended December 31, 2021, the Company recognized net losses from the sale of structured notes of $337, which are included in “Income (loss) from structured notes receivable from AlphaCat ILS fund” reported in the Consolidated Statements of (Loss) Income and Comprehensive (Loss) Income.

The Company’s maximum exposure to any of the AlphaCat ILS funds is the amount of capital invested at any given time and any remaining capital commitments. Refer to Note 14, “Commitments and contingencies”, for further details.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

7.	Investments in operating affiliates and structured notes receivable from AlphaCat ILS fund (continued)

Investments in operating affiliates (continued)

The following tables present a reconciliation of the beginning and ending investments in operating affiliates for the years ended December 31, 2022 and 2021:

	2022
	AlphaCat sidecars $	AlphaCat ILS Funds – Lower Risk $	AlphaCat ILS Funds – Higher Risk $	Total $
Balance, beginning of year	1,557	—	5,105	6,662
Redemption of shares / distributions	—	—	(2,707)	(2,707)
Income from operating affiliates	48	—	744	792

Balance, end of year	1,605	—	3,142	4,747

	2021
	AlphaCat sidecars $	AlphaCat ILS Funds – Lower Risk $	AlphaCat ILS Funds – Higher Risk $	Total $
Balance, beginning of year	1,584	61,701	55,071	118,356
Risk profile change, net	—	(40,597)	40,597	—
Purchase of shares	—	—	15,000	15,000
Redemption of shares / distributions	—	(6,865)	(6,018)	(12,883)
Sale of shares	—	(13,859)	(85,086)	(98,945)
Loss from operating affiliates	(27)	(380)	(14,459)	(14,866)

Balance, end of year	1,557	—	5,105	6,662

During the year ended December 31, 2021, the Company saw a change to the maximum permitted portfolio expected loss to one of the AlphaCat ILS Funds. As a result of this risk profile change, the AlphaCat ILS Fund has transferred from lower risk to higher risk.

The following table presents the Company’s investments in operating affiliates as at December 31, 2022:

	2022
	Voting ownership %	Equity ownership %	Carrying value $
AlphaCat sidecars	40.00	20.00	1,605
AlphaCat ILS Funds – Higher Risk	n/a	3.84	3,142

Total			4,747

Page 29 | 50

Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

7.	Investments in operating affiliates and structured notes receivable from AlphaCat ILS fund (continued)

Investments in operating affiliates (continued)

The following table presents the Company’s investments in operating affiliates as at December 31, 2021:

	2021
	Voting ownership %	Equity ownership %	Carrying value $
AlphaCat sidecars	40.00	20.00	1,557
AlphaCat ILS Funds – Higher Risk	n/a	3.67	5,105

Total			6,662

Structured notes receivable from AlphaCat ILS fund

During 2021, one of the AlphaCat ILS funds (the “Fund”) issued both common shares and structured notes to the Company in order to capitalize the Fund. The structured notes do not have a stated maturity date since repayment is dependent on the settlement and income or loss of the underlying transactions. These structured notes rank senior to the common shares of the Fund and earn an interest rate of 7% per annum (2021: 5.00% plus the 3-month London Inter-Bank Offer Rate per annum), payable on a cumulative basis in arrears. Structured notes receivable is classified within “Other assets” on the Consolidated Balance Sheets.

The following table presents a reconciliation of the beginning and ending structured notes receivable from the Fund as at December 31, 2022 and 2021:

	2022 $	2021 $
Structured notes receivable from the Fund, beginning of year	12	10,365
Purchases of structured notes receivable	—	10,000
Redemptions of structured notes receivable	—	(10,000)
Sale of structured notes receivable	—	(10,000)
Increase (decrease) in net asset value of structured notes receivable	54	(353)

Structured notes receivable from the Fund, end of year	66	12

Page 30 | 50

Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

8.	Derivative instruments

Derivatives not designated as hedging instruments

The following tables summarize information on the classification and amount of the fair value of derivatives not designated as hedging instruments within the Company’s Consolidated Balance Sheets as at December 31, 2022 and 2021:

	2022
	Asset notional exposure (a) $	Asset derivative at fair value (b) $	Liability notional exposure (a) $	Liability derivative at fair value (b) $
Foreign exchange contracts	295,085	17,405	83,598	5,312
Commodity derivative contracts	211,791	9,167	20,015	34

Total	506,876	26,572	103,613	5,346

	2021
	Asset notional exposure (a) $	Asset derivative at fair value (b) $	Liability notional exposure (a) $	Liability derivative at fair value (b) $
Foreign exchange contracts	38,935	611	224,046	2,278
Commodity derivative contracts	302,687	3,961	218,858	287

Total	341,622	4,572	442,904	2,565

(a)

Notional exposure represents the total aggregate notional exposure. For commodity derivative contracts derivative transactions, management enters into option collar arrangements wherein our net notional exposure is $191,776 as at December 31, 2022 (December 31, 2021: $83,829).

(b)

Asset and liability derivatives are classified within “Other assets” and “Accounts payable and accrued expenses”, respectively, on the Consolidated Balance Sheets. Fair value amounts are shown before the effects of counterparty netting adjustments and offsetting cash collateral. Margin call liability for foreign exchange contract derivative transactions as at December 31, 2022 was $10,420 (December 31, 2021: margin call asset of $2,940).

The foreign exchange contracts are valued on the basis of standard industry valuation models. The inputs to these models are based on observable market inputs, and as such the fair values of these contracts are classified as Level 2.

The commodity derivative contracts are exchange traded instruments and are valued on the basis of standard industry valuation models. The inputs to these models are based on observable market inputs, and as such the fair values of these contracts are classified as level 2.

The following table summarizes information on the classification and net impact on earnings, recognized in the Company’s Consolidated Statements of (Loss) Income and Comprehensive (Loss) Income relating to derivatives that were not designated as hedging instruments during the years ended December 31, 2022 and 2021:

Derivatives not designated as hedging instruments	Classification of gains (losses) recognized in earnings	2022 $	2021 $
Foreign exchange contracts	Foreign exchange gains	14,035	2,787
Commodity derivative contracts	Losses and loss expenses	(13,107)	(9,694)

Page 31 | 50

Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

8.	Derivative instruments (continued)

Balance sheet offsetting

There was no balance sheet offsetting activity as at December 31, 2022 and 2021.

Commencing in 2019, the Company engaged in the above noted foreign exchange contracts with an affiliated AIG entity under International Swaps and Derivatives Association, Inc. Master Agreements, which establish terms that apply to all transactions. As part of the agreements, collateral is provided as security for the foreign exchange contracts. On a periodic basis, the amounts receivable from or payable to the counterparties are settled in cash on a net basis.

9.	Premiums receivable and funds withheld

Premiums receivable

Premiums receivable is composed of premiums in the course of collection and premiums accrued but unbilled, both of which are presented net of commissions and brokerage. It is common practice in the reinsurance industry for premiums to be paid on an instalment basis, therefore significant amounts will be considered unbilled and will not become due until a future date, which is typically no later than expiration of the underlying coverage period. The following is a breakdown of the components of premiums receivable as at December 31, 2022 and 2021:

	2022
	Premiums in course of collection $	Premiums accrued but unbilled $	Total $
Premiums receivable, beginning of year	76,537	1,150,752	1,227,289
Change during the year	8,458	323,545	332,003

Premiums receivable, end of year	84,995	1,474,297	1,559,292

	2021
	Premiums in course of collection $	Premiums accrued but unbilled $	Total $
Premiums receivable, beginning of year	25,499	861,148	886,647
Change during the year	51,038	289,604	340,642

Premiums receivable, end of year	76,537	1,150,752	1,227,289

Funds withheld

The Company writes and cedes certain business on a funds withheld basis. Under these contractual arrangements, the Company and the cedants withhold premiums for the purpose of paying claims. The remaining net funds will be remitted or settled after all policies have expired and all claims have been paid.

Funds withheld assumed and ceded as at December 31, 2022 were $107,175 and $2,717, respectively (December 31, 2021: $148,104 and $2,807, respectively).

Page 32 | 50

Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

10.	Reserves for losses and loss expenses

The following table summarizes the Company’s reserve for losses and loss expenses as at December 31, 2022 and 2021:

	2022 $	2021 $
Case reserves	1,402,082	1,072,070
IBNR	3,566,167	3,661,691

Reserve for losses and loss expenses	4,968,249	4,733,761

The following table represents an analysis of paid and unpaid losses and loss expenses incurred and a reconciliation of the beginning and ending unpaid losses and loss expenses for the years ended December 31, 2022 and 2021:

	2022 $	2021 $
Reserve for losses and loss expenses, beginning of year	4,733,761	3,211,396
Loss reserves recoverable, beginning of year	(2,140,746)	(1,074,617)

Net reserves for losses and loss expenses, beginning of year	2,593,015	2,136,779
Increase (decrease) in net reserves for losses and loss expenses in respect of losses occurring in:
Current year	1,447,592	1,563,703
Prior years	(30,604)	(32,866)

Total incurred losses and loss expenses	1,416,988	1,530,837

Foreign exchange gains	(45,030)	(50,941)

Net impact of commodity derivatives recognized in losses and loss expense	(13,107)	(9,694)

Less net losses and loss expenses paid in respect of losses occurring in:
Current year	(190,004)	(413,001)
Prior years	(693,645)	(600,965)

Total net paid losses	(883,649)	(1,013,966)

Net reserve for losses and loss expenses, end of year	3,068,217	2,593,015
Loss reserves recoverable, end of year	1,900,032	2,140,746

Reserve for losses and loss expenses, end of year	4,968,249	4,733,761

Page 33 | 50

Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

10.	Reserves for losses and loss expenses (continued)

Total incurred losses and loss expenses for the years ended December 31, 2022 and 2021 is comprised of:

	2022 $	2021 $
Gross losses and loss expenses	1,297,514	2,782,914
Reinsurance recoveries	119,474	(1,252,077)

Net incurred losses and loss expenses	1,416,988	1,530,837

The net favourable development on prior accident years by line of business is as follows:

	Line of business
	Property $	Specialty – Short-tail $	Specialty – Other $	Total $
Year ended December 31, 2022	8,809	(34,789)	(4,624)	(30,604)
Year ended December 31, 2021	37,162	(50,118)	(19,910)	(32,866)

The net favourable development on prior accident years for the years ended December 31, 2022 and 2021 were primarily driven by favourable development on attritional losses, offset by adverse development on events.

Short Duration Contract Disclosures

The Company has disaggregated its information presented in the tables below by lines of business. The Company has presented the below development tables for all accident years shown using exchange rates as at December 31, 2022. All accident years prior to the current year have been presented using the current year exchange rate.

Loss development tables

The loss development tables have been produced by lines of business for accident years 2013 through to 2022. The Company provides treaty reinsurance products on a global basis for all of its lines of business and does not receive or maintain claims count information associated with its reserve claims. As such, the Company has determined that it is impracticable to provide this information.

Page 34 | 50

Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

10.	Reserves for losses and loss expenses (continued)

Short Duration Contract Disclosures (continued)

Loss development tables – Property

	Incurred losses and loss expenses, net of reinsurance
											December 31,
	Years ended December 31,										2022
											Total of IBNR
											reserves plus
											expected
											development
											on reported
Accident Year	2013 $	2014 $	2015 $	2016 $	2017 $	2018 $	2019 $	2020 $	2021 $	2022 $	losses $
	Unaudited
2013	174,302	156,788	141,731	133,361	128,602	127,102	124,765	124,688	124,605	123,929	408
2014	—	106,867	102,140	93,363	93,950	99,169	97,573	95,155	91,328	90,850	1,393
2015	—	—	154,753	118,430	98,474	91,699	84,935	83,466	82,866	82,600	1,199
2016	—	—	—	147,637	154,365	139,461	127,785	120,625	116,787	117,934	1,463
2017	—	—	—	—	393,664	385,667	360,951	363,999	348,630	347,126	24,481
2018	—	—	—	—	—	409,807	441,448	422,434	416,634	413,823	42,297
2019	—	—	—	—	—	—	279,394	315,853	292,842	301,272	67,155
2020	—	—	—	—	—	—	—	339,156	435,924	469,230	128,558
2021	—	—	—	—	—	—	—	—	403,028	404,741	(47,721)
2022	—	—	—	—	—	—	—	—	—	347,836	194,518

									Total	2,699,341

	Cumulative paid losses and loss expenses, net of reinsurance
	Years ended December 31,
Accident Year	2013 $	2014 $	2015 $	2016 $	2017 $	2018 $	2019 $	2020 $	2021 $	2022 $

	Unaudited
2013	19,206	65,318	102,052	114,931	119,671	120,921	121,603	121,949	121,894	122,020
2014	—	25,776	62,442	77,179	83,298	85,493	87,140	87,742	88,398	88,543
2015	—	—	16,836	57,640	72,102	77,123	78,477	79,824	80,572	80,599
2016	—	—	—	27,978	78,515	95,677	106,324	109,095	111,610	113,567
2017	—	—	—	—	129,914	286,010	317,820	304,761	296,636	302,655
2018	—	—	—	—	—	25,791	305,263	324,179	350,678	362,652
2019	—	—	—	—	—	—	14,627	142,570	172,667	195,635
2020	—	—	—	—	—	—	—	29,366	164,541	244,684
2021	—	—	—	—	—	—	—	—	81,250	254,671
2022	—	—	—	—	—	—	—	—	—	51,461

									Total	1,816,487

		Pre-2013 and other reserves for losses and loss expenses, net of reinsurance (a)								57,247

			Reserves for losses and loss expenses, net of reinsurance							940,101

(a)	Includes reserves for losses and loss expense, net of reinsurance, of $26,014 and $5,048 related to Flagstone Reinsurance Holdings, S.A. (“Flagstone”) and IPC Holdings Ltd. (“IPC”), respectively.

Page 35 | 50

Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

10.	Reserves for losses and loss expenses (continued)

Short Duration Contract Disclosures (continued)

Loss development tables – Specialty – Short-tail

	Incurred losses and loss expenses, net of reinsurance
											December 31,
	Years ended December 31,										2022
											Total of IBNR
											reserves plus
											expected
											development
											on reported
Accident Year	2013 $	2014 $	2015 $	2016 $	2017 $	2018 $	2019 $	2020 $	2021 $	2022 $	losses $

	Unaudited
2013	254,667	264,751	242,752	235,807	235,683	233,895	231,894	231,681	230,327	230,146	16
2014	—	274,884	249,672	234,181	227,541	225,218	223,234	223,647	222,257	222,009	1,833
2015	—	—	419,504	387,324	352,590	341,726	330,897	322,442	321,626	320,526	43
2016	—	—	—	332,092	281,534	268,339	264,146	258,863	257,680	256,460	8,483
2017	—	—	—	—	313,882	277,253	248,537	223,842	229,061	225,994	4,661
2018	—	—	—	—	—	285,762	281,785	249,798	241,385	255,747	16,105
2019	—	—	—	—	—	—	315,824	335,148	333,069	333,097	18,076
2020	—	—	—	—	—	—	—	742,992	711,416	750,886	45,102
2021	—	—	—	—	—	—	—	—	736,768	655,259	121,735
2022	—	—	—	—	—	—	—	—	—	469,313	296,133

									Total	3,719,437

	Cumulative paid losses and loss expenses, net of reinsurance
	Years ended December 31,
Accident Year	2013 $	2014 $	2015 $	2016 $	2017 $	2018 $	2019 $	2020 $	2021 $	2022 $

	Unaudited
2013	110,975	186,998	204,290	211,767	223,550	226,496	227,300	228,745	228,283	228,433
2014	—	102,122	172,272	191,023	196,676	201,066	205,530	207,583	215,789	217,080
2015	—	—	181,302	244,887	298,032	306,914	312,923	314,265	315,793	316,759
2016	—	—	—	158,615	207,383	196,851	220,665	234,827	241,064	242,000
2017	—	—	—	—	98,537	162,259	196,138	205,218	209,578	213,836
2018	—	—	—	—	—	63,586	156,777	184,729	198,260	211,387
2019	—	—	—	—	—	—	93,090	200,473	241,181	271,068
2020	—	—	—	—	—	—	—	322,305	577,593	637,278
2021	—	—	—	—	—	—	—	—	229,735	472,802
2022	—	—	—	—	—	—	—	—	—	122,736

									Total	2,933,379

Pre-2013 and other reserves for losses and loss expenses, net of reinsurance (a)										76,865

Reserves for losses and loss expenses, net of reinsurance										862,923

(a)	Includes reserves for losses and loss expense, net of reinsurance, of $23,670 and $5,143 related to Flagstone and IPC, respectively.

Page 36 | 50

Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

10.	Reserves for losses and loss expenses (continued)

Short Duration Contract Disclosures (continued)

Loss development tables – Specialty – Other

	Incurred losses and loss expenses, net of reinsurance
											December 31,
	Years ended December 31,										2022
											Total of IBNR
											reserves plus
											expected
											development
											on reported
Accident	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	losses
Year	$	$	$	$	$	$	$	$	$	$	$

	Unaudited
2013	4,185	172	126	130	113	102	22	22	22	22	—
2014	—	2,103	1,359	496	789	340	179	432	444	390	50
2015	—	—	5,600	6,085	3,252	4,179	4,452	3,733	3,026	3,590	910
2016	—	—	—	31,235	37,438	43,161	45,270	30,415	33,946	38,318	2,415
2017	—	—	—	—	73,950	71,984	76,840	77,940	85,586	77,206	16,999
2018	—	—	—	—	—	130,073	117,808	122,393	114,190	108,342	26,151
2019	—	—	—	—	—	—	147,757	158,688	154,698	171,906	56,850
2020	—	—	—	—	—	—	—	221,978	202,904	216,438	136,850
2021	—	—	—	—	—	—	—	—	370,774	343,337	275,395
2022	—	—	—	—	—	—	—	—	—	601,158	570,844

									Total	1,560,707

	Cumulative paid losses and loss expenses, net of reinsurance
	Years ended December 31,
Accident	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Year	$	$	$	$	$	$	$	$	$	$

	Unaudited
2013	—	77	78	95	95	100	22	22	22	22
2014	—	—	2	11	57	78	68	333	338	337
2015	—	—	21	796	1,198	2,043	2,685	2,863	2,433	2,454
2016	—	—	—	3,502	3,448	8,061	12,824	18,415	21,186	24,521
2017	—	—	—	—	1,253	5,860	14,256	30,542	49,615	48,011
2018	—	—	—	—	—	2,971	13,751	29,095	38,553	56,954
2019	—	—	—	—	—	—	5,261	21,860	37,865	66,906
2020	—	—	—	—	—	—	—	9,085	27,585	56,066
2021	—	—	—	—	—	—	—	—	10,661	37,945
2022	—	—	—	—	—	—	—	—	—	11,231

									Total	304,447

Pre-2013 and other reserves for losses and loss expenses, net of reinsurance (a)										1,433

Reserves for losses and loss expenses, net of reinsurance										1,257,693

(a)	Includes reserves for losses and loss expense, net of reinsurance, of $3,700 related to Flagstone.

Page 37 | 50

Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

10.	Reserves for losses and loss expenses (continued)

Reconciliation of loss development information to the reserve for losses and loss expenses

The following table reconciles the loss development information to the Company’s reserves for losses and loss expenses as at December 31, 2022:

2022 $
Reserves for losses and loss expenses, net of reinsurance
Property	940,101
Specialty – Short-tail	862,923
Specialty – Other	1,257,693

Total reserves for losses and loss expenses, net of reinsurance	3,060,717

Loss reserves recoverable
Property	1,753,632
Specialty – Short-tail	116,861
Specialty – Other	29,539

Total loss reserves recoverable	1,900,032

Unallocated loss expenses	7,500

Total reserves for losses and loss expenses	4,968,249

Historical loss duration

The following table summarizes the historic average annual percentage pay-out of incurred losses by age, net of reinsurance, as of December 31, 2022:

	Average annual percentage pay-out of incurred losses by age, net of reinsurance
	(unaudited)
	December 31, 2022
	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
	%	%	%	%	%	%	%	%	%	%
Property	17.76	44.05	14.84	6.07	1.80	1.66	0.94	0.35	0.06	0.10
Specialty - Short-tail	41.32	30.16	9.32	5.16	3.59	1.61	0.53	1.54	0.19	0.06
Specialty - Other	2.63	45.95	9.46	24.41	13.29	5.60	(71.10)	0.63	(0.09)	0.00

Russia/Ukraine conflict

The Russia/Ukraine conflict began in February 2022. The conflict has and may continue to have a significant impact on the global macroeconomic and geopolitical environments, including increased volatility in capital and commodity markets, rapid changes to regulatory conditions around the globe including the use of sanctions, operational challenges for multinational corporations, inflationary pressures and an increased risk of cybersecurity incidents.

The conflict is evolving and has the potential to continue to adversely affect our business and results of operations from an investment, underwriting and operational perspective. While management believes appropriate action has been taken to minimize related risk, the Company continues to monitor potential exposure and operational impacts, as well as any actual and potential claims activity. The ultimate impact will depend on future developments that are uncertain and cannot be reasonably predicted, including scope, severity and duration, governmental, legislative and regulatory actions taken (including the application of sanctions), and court decisions, if any, rendered in response to those actions.

Page 38 | 50

Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

10.	Reserves for losses and loss expenses (continued)

Coronavirus (COVID-19) pandemic

While the ultimate impacts from the COVID-19 pandemic are still evolving, it has caused significant societal disruption and has had adverse economic impacts on the Company’s business, such as volatility in the capital markets, disruptions in the labor market, supply chain disruption and inflationary pressures. The Company cannot estimate the full extent to which the COVID-19 pandemic may continue to cause or exacerbate certain risks to our global business, including those discussed herein.

Due to the evolving and disruptive nature of the COVID-19 pandemic, the Company could experience other potential impacts, including, but not limited to, increased reserves for losses and loss expenses, net of reinsurance. Further, new and potentially unforeseen risks beyond those described above and in other risk factors herein may arise as a result of the pandemic and the actions taken by governmental and regulatory authorities to mitigate its impact.

11.	Reinsurance

The Company’s reinsurance balances recoverable as at December 31, 2022 and 2021 were as follows:

	2022 $	2021 $
Loss reserves recoverable on unpaid
Case reserves	423,369	258,811
IBNR	1,476,663	1,881,935

Total loss reserves recoverable	1,900,032	2,140,746
Paid losses recoverable	81,005	36,151

Total reinsurance recoverable	1,981,037	2,176,897

Effects of reinsurance on premiums written and earned

Effective January 1, 2022, the Company entered into an adverse development excess of loss reinsurance agreement with a wholly-owned subsidiary of AIG, under which risk was transferred for certain of the Company’s ultimate net loss reserves at December 31, 2021. The transaction was accounted for as retroactive reinsurance. The transaction resulted in a loss of $27,450 and was recognized in the Consolidated Statements of (Loss) Income and Comprehensive (Loss) Income immediately.

Page 39 | 50

Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

11.	Reinsurance (continued)

Effects of reinsurance on premiums written and earned (continued)

The effects of reinsurance on net premiums written and earned, and on losses and loss expenses for the years ended December 31, 2022 and 2021 were as follows:

	2022	2021
	$	$
Premiums written
Assumed	3,080,316	3,171,374
Ceded	(551,785)	(719,266)

Net premiums written	2,528,531	2,452,108

Premiums earned
Assumed	2,803,018	2,784,770
Ceded	(568,514)	(671,065)

Net premiums earned	2,234,504	2,113,705

Losses and loss expenses
Assumed	1,297,514	2,782,914
Ceded	119,474	(1,252,077)

Net losses and loss expenses	1,416,988	1,530,837

Refer to Note 15, “Related party transactions”, for further details regarding related party reinsurance.

Credit risk

The cession of reinsurance does not legally discharge the Company from its primary liability for the full amount of the reinsurance policies it writes, and the Company is required to pay the loss and bear collection risk regarding reinsurers’ obligations under reinsurance and retrocession agreements. The Company records provisions for uncollectible reinsurance recoverable when collection becomes unlikely due to the reinsurer’s inability to pay.

To the extent the creditworthiness of the Company’s reinsurers were to deteriorate due to adverse events affecting the reinsurance industry, such as a large number of major catastrophes, actual uncollectible amounts could be significantly greater than the Company’s provision. Amounts recoverable from reinsurers are estimated in a manner consistent with the underlying loss reserves.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

11.	Reinsurance (continued)

Credit risk (continued)

The Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from its exposure to individual reinsurers. The reinsurance program is generally placed on a fully collateralized basis or with reinsurers whose rating, at the time of placement, was A- or better as rated by Standard & Poor’s or the equivalent with other rating agencies. Exposure to a single reinsurer is also controlled with restrictions dependent on rating. As at December 31, 2022, $1,944,802 or 98.17% (December 31, 2021: $2,176,240 or 99.97%) of the Company’s reinsurance balances recoverable were either fully collateralized or recoverable from reinsurers rated A- or better.

Information regarding the Company’s concentration of credit risk arising from its exposure to individual reinsurers as at December 31, 2022 and 2021 were as follows:

	2022		2021
	Reinsurance recoverable $	Percentage of total %	Reinsurance recoverable $	Percentage of total %
Top 10 reinsurers	1,862,784	94.03	2,134,242	98.04
Other reinsurers’ balances > $1,000	116,518	5.88	38,170	1.75
Other reinsurers’ balances < $1,000	1,735	0.09	4,485	0.21

Total	1,981,037	100.00	2,176,897	100.00

	2022
Top 10 reinsurers	Rating	Rating Agency	Reinsurance recoverable $	Percentage of total %
Fully collateralized reinsurers	NR	N/A	1,669,271	84.26
Everest Re	A+	S&P Global Ratings	32,297	1.63
SiriusPoint Ltd.	A-	S&P Global Ratings	29,643	1.50
Markel	A	S&P Global Ratings	24,660	1.25
Fidelis	A-	S&P Global Ratings	24,345	1.23
Renaissance Reinsurance Ltd.	A+	S&P Global Ratings	20,450	1.03
Manufacturers P&C Limited	A1	Moody’s Investors Service	18,667	0.94
Lloyd’s Syndicates	A	AM Best	17,613	0.89
PartnerRe	A+	S&P Global Ratings	13,510	0.68
Axis Capital Holdings	A+	S&P Global Ratings	12,328	0.62

Total			1,862,784	94.03

NR: Not rated

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

11.	Reinsurance (continued)

Credit risk (continued)

	2021
Top 10 reinsurers	Rating	Rating Agency	Reinsurance recoverable $	Percentage of total %
Fully collateralized reinsurers	NR	N/A	1,937,286	88.99
Everest Re	A+	S&P Global Ratings	40,586	1.86
SiriusPoint Ltd.	A-	S&P Global Ratings	28,137	1.29
Fidelis	A-	S&P Global Ratings	24,674	1.13
Markel	A	S&P Global Ratings	24,581	1.13
Manufacturers P&C Limited	A-	AM Best	18,900	0.87
Lloyd’s Syndicates	A+	S&P Global Ratings	18,505	0.85
PartnerRe	A+	S&P Global Ratings	17,005	0.78
Chubb	AA	S&P Global Ratings	12,289	0.57
Axis Capital Holdings	A+	S&P Global Ratings	12,279	0.57

Total			2,134,242	98.04

NR: Not rated

12.	Share capital

Authorized and issued

The Company’s authorized share capital is 1,000,000 common shares with a par value of $1.00 each.

On October 19, 2005, the Company issued 1,000,000 common shares at a price of $1,000.00 each. Proceeds from this issuance were $1,000,000.

Capital contributions and distributions

During the year ended December 31, 2022, the Company made capital distributions to AIG via Validus Holdings amounting to $442 (2021: capital contributions from AIG via Validus Holdings amounting to $495) relating to settlement of share-based compensation arrangements.

Dividends

During the year ended December 31, 2022, the Company declared dividends to Validus Holdings amounting to $150,000 (2021: $nil), comprising of $100,000 cash and $50,000 in specie by the cancellation of an intercompany payable owed to the Company.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

13.	Debt and financing arrangements

Letters of credit

The Company’s financing structure is comprised of letters of credit held with Citibank which are ultimately supported by AIG. As at December 31, 2022, total outstanding letters of credit amounted to $337,373 (2021: $456,552). There were no cash or investments pledged as collateral relating to these letters of credit as at December 31, 2022 and 2021.

Finance expenses

The following table summarizes the Company’s finance expenses for the years ended December 31, 2022 and 2021.

	2022 $	2021 $
Fees on letters of credit	5,389	5,556
Bank and other charges	189	244

Total finance expenses	5,578	5,800

14.	Commitments and contingencies

Concentrations of credit risk

The Company underwrites a significant amount of its reinsurance business through the following brokers as set out below. There is credit risk associated with payments of reinsurance balances to the Company in regards to these brokers’ ability to fulfil their contractual obligations. These brokerage companies are large and well established, and there are no indications they are financially distressed. There was no other broker or reinsured party that accounted for more than 10% of gross premiums written for the periods mentioned.

The following table shows the percentage of gross premiums written through each of these three brokers for the years ended December 31, 2022 and 2021:

Broker	2022%	2021%
Marsh & McLennan Companies, Inc.	48.96	49.75
Aon Benfield Group Ltd.	22.55	25.89
Willis Towers Watson Plc / Arthur J. Gallagher & Co.	15.68	14.68

Employment agreements

The Company has entered into employment agreements with certain individuals that provide for executive benefits and severance payments under certain circumstances.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

14.	Commitments and contingencies (continued)

Investments in operating affiliates

During the year ended December 31, 2021, the Company entered into an agreement with an AlphaCat ILS fund whereby it assumed a capital commitment of $25,000. For the year ended December 31, 2021, the total $25,000 capital commitment was called and funded and therefore there was no remaining commitment. As of December 31, 2021, the Company sold its ownership interest in this AlphaCat ILS fund to another subsidiary of AIG. The Company surrendered control over the financial assets during the year and has no continuing involvement with the transferred investments or capital commitments for future periods. Following the sale, the Company does not have any remaining capital commitment as at December 31, 2021.

Fixed maturity commitments

During the year ended December 31, 2021, the Company sold its investment in bank loans and does not have any remaining obligations to participate in certain secured loan facilities as at December 31, 2021.

Other investment commitments

During the year ended December 31, 2021, the Company sold its ownership interest in other investments. As at December 31, 2021, the Company does not have any remaining unfunded capital commitment to these investments.

15.	Related party transactions

The following significant transactions are classified as related party transactions as principals and/or directors of each counterparty are members of the Company’s or AIG’s board of directors.

Reinsurance agreements

The Company has various reinsurance agreements with its affiliates. The following tables summarize the significant balances resulting from these reinsurance agreements:

Reinsurance agreements with Talbot Syndicate	2022 $	2021 $
Transactions during the years ended December 31
Net premiums earned	(860)	1,061
Incurred losses and loss expenses	2,379	2,628
Policy acquisition costs	(509)	255

Balances outstanding as at December 31
Premiums receivable	20,683	33,174
Deferred acquisition costs	16	39
Reserves for losses and loss expenses	24,882	25,492
Unearned premiums	1,406	2,313
Reinsurance balances payable	12,072	22,203

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

15.	Related party transactions (continued)

Retroactive reinsurance

Effective January 1, 2022, the Company entered into an adverse development excess of loss reinsurance agreement with a wholly-owned subsidiary of AIG, under which risk was transferred for certain of the Company’s ultimate net loss reserves as at December 31, 2021. The Company accounts for this transaction as retroactive reinsurance. The transaction resulted in a loss of $27,450, which was recognized during the year ended December 31, 2022.

The effects of reinsurance, including the retroactive reinsurance described above, with the affiliated subsidiaries of AIG are as follows:

Reinsurance agreements with affiliated subsidiaries of AIG	2022 $	2021 $
Transactions during the years ended December 31
Net premiums earned	(33,878)	1,906
Recoveries of losses and loss expenses	1,776	61,695
Policy acquisition costs	106	137

Balances outstanding as at December 31
Premiums receivable	871	1,183
Deferred acquisition costs	—	50
Prepaid reinsurance	6,805	—
Funds withheld	4	13
Reserves for losses and loss expenses	24,660	27,346
Unearned premiums	—	420
Reinsurance balances payable	6,868	48

Derivatives, investments and loans

Derivative agreement

The Company has a derivative agreement in place with an affiliated AIG entity. Refer to Note 8, “Derivative instruments”, for further details.

Investments

On January 1, 2019, the Company entered into an investment management agreement with AIG, whereby AIG would assume overall management of the Company’s investment portfolio. As part of this agreement, the Company paid $4,062 of investment management expenses to AIG during the year ended December 31, 2022 (2021: $3,711).

During 2022, AIG entered into investment management agreements with BlackRock, Inc. (“BlackRock”), a third party investment manager. Effective October 17, 2022, the Company likewise entered into investment management agreements with BlackRock. The Company has since transferred the management of its investments under such investment management agreements as of December 31, 2022. The Company continues to be responsible for the overall investment portfolio, including investment strategy and developing and monitoring of investment guidelines.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

15.	Related party transactions (continued)

Derivatives, investments and loans (continued)

Investments (continued)

During the year ended December 31, 2021, the Company sold its ownership interest in other investments and its ownership interest in and notes receivable from certain AlphaCat ILS Funds to other subsidiaries of AIG. These subsidiaries are not consolidated by Validus Re and are not subsidiaries of Validus Re. The Company surrendered control over the financial assets during the year and has no continuing involvement with the transferred investments. Refer to Note 5, “Investments”, and Note 7, “Investments in operating affiliates and structured notes receivable from AlphaCat ILS fund”, for further details.

Loan receivables

On September 26, 2014, Validus Specialty, Inc., an affiliate, obtained a loan from Flagstone Reinsurance (Luxembourg), SARL, a subsidiary of the Company, with a principal amount of $400,000 bearing an annual interest rate of 5.80% and maturing on September 23, 2024. On April 1, 2019, the Company settled this loan with Validus Specialty, Inc. and entered into a new loan agreement with AIG. The new loan receivable has a principal amount of $400,000 bearing an annual interest rate of 5.09% and maturing on April 1, 2033. The outstanding balance as at December 31, 2022 was $401,664 (December 31, 2021: $401,664). The related interest income earned during the year ended December 31, 2022 amounted to $20,360 (2021: $20,360).

On September 1, 2018, the Company acquired a note receivable from AIG International Holdings GmbH with a principal amount of $327,729 bearing an annual interest rate of 3.60% and matured on August 31, 2022. Upon maturity, the Company entered into a new loan agreement with AIG. The new loan receivable has a rolled principal amount of $339,691 bearing an annual interest rate of 4.60% and maturing on September 1, 2027. The outstanding balance as at December 31, 2022 was $345,030 (December 31, 2021: $331,760). The related interest income earned during the year ended December 31, 2022 amounted to $5,339 (2021: $11,962).

On April 1, 2019, the Company acquired an additional AIG loan receivable from Validus Holdings with a principal amount of $250,000 in exchange for a capital contribution of $73,441 and the settlement of intercompany receivables from Validus Holdings of $176,559. This loan bears an annual interest rate of 3.90% and matured on August 31, 2022. Upon maturity, the Company entered into a new loan agreement with AIG. The new loan receivable has a rolled principal amount of $259,885 bearing an annual interest rate of 5.02% and maturing on August 31, 2027. The outstanding balance as at December 31, 2022 was $264,343 (December 31, 2021: $253,331). The related interest income earned during the year ended December 31, 2022 amounted to $4,457 (2021: $9,885).

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

15.	Related party transactions (continued)

Service level agreements

In accordance with service level agreements, the Company participates in centralized services wherein expenses are incurred by service and other affiliated entities and allocated to, or recharged from, the Validus Holdings group of companies. Services provided across the group include managerial services, underwriting services, actuarial services, claims services, accounting services, information technology services and others. The following table summarizes the revenue and expenses incurred by the Company for services provided to or received from the Validus Holdings group of companies during the years ended December 31, 2022 and 2021:

	2022 $	2021 $
Other insurance-related income and other income	8,659	10,377
General and administrative expenses	73,087	79,848

Other

Certain shareholders of AIG and their affiliates, as well as employees of entities associated with directors and officers may have purchased insurance and/or reinsurance from the Company in the ordinary course of business. The Company does not believe these transactions to be material.

16.	Statutory and regulatory requirements

The Company has operations that are subject to laws and regulations in the jurisdictions in which they operate, the most significant of which are Bermuda and Switzerland.

The Company’s reinsurance subsidiaries prepare their statutory financial statements in conformity with statutory accounting practices prescribed or permitted by the applicable local laws and relevant regulatory authority. The statutory financial statements may vary materially from statements prepared in accordance with U.S. GAAP.

The Company and its subsidiaries are required to maintain certain measures of solvency and liquidity that provide restrictions on declaring dividends and distributions. Statutory capital and surplus as at December 31, 2022 and 2021 and statutory net income for the years ended December 31, 2022 and 2021 for our reinsurance subsidiaries based in our most significant regulatory jurisdictions were as follows:

	Statutory capital and surplus				Statutory
	Required		Actual		net income (loss)
	2022 $	2021 $	2022 $	2021 $	2022 $	2021 $
Bermuda	1,228,168	1,211,090	3,654,884	3,893,878	(90,040)	108,408
Switzerland	617,000	557,000	1,197,052	1,236,051	(38,999)	91,491

During the year ended December 31, 2022, the Company declared dividends to Validus Holdings amounting to $150,000 (2021: $nil), comprising of $100,000 cash and $50,000 in specie by the cancellation of an intercompany payable owed to the Company.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

16.	Statutory and regulatory requirements (continued)

Bermuda

The Company is a Class 4 insurer and has the following Bermuda-based insurance subsidiaries at December 31, 2022 and 2021:

•	Validus Reinsurance (Switzerland) Ltd. (Bermuda Branch) - Class 4 insurer

•	Mont Fort Re Ltd. - Class 3 insurer

On December 27, 2018, the Company secured a non-assignable, non-transferrable unsecured standby letter of credit from Standard Chartered Bank for a sum not exceeding the aggregate amount of $200,000 effective December 31, 2018, with an original expiration date of December 31, 2021. This letter of credit provides for an automatic renewal for one year at each anniversary date, unless at least 60 days prior to each such commencement date anniversary, the bank sends written notice to the Company that they elect not to consider this LOC so extended. The Company did not receive any such notice, and hence, this letter of credit is considered to be renewed until December 31, 2023. This standby letter of credit is recorded as Other Fixed Capital on the Statutory Statement of Capital and Surplus and as a Tier 3 Ancillary Capital as at December 31, 2022 and 2021, subject to certain conditions.

On May 27, 2020, the Company secured a non-assignable, non-transferrable unsecured standby letter of credit from Société Générale for a sum not exceeding the aggregate amount of $150,000 effective May 27, 2020, expiring on May 27, 2025. This standby letter of credit is recorded as Other Fixed Capital on the Statutory Statement of Capital and Surplus and as a Tier 2 Ancillary Capital as at December 31, 2022 and 2021, subject to certain conditions.

Bermuda-based insurers are required to maintain minimum statutory capital and surplus equal to the greater of a Minimum Margin of Solvency (“MMS”) and the Enhanced Capital Requirement (“ECR”) where applicable. The ECR is equal to the higher of the MMS or the Bermuda Solvency Capital Requirement (“BSCR”) model or approved internal capital model. The BSCR for the relevant insurers for the year ended December 31, 2022 will not be filed with the Bermuda Monetary Authority (“BMA”) until end of April 2023. As a result, the required statutory capital and surplus as at December 31, 2022 of $1,227,798, which exceeds the December 31, 2022 MMS of $512,436, is primarily based on the latest draft BSCR. The required statutory capital and surplus as at December 31, 2021 of $1,210,720 is based primarily on the actual December 31, 2021 ECR, which exceeded the December 31, 2021 MMS of $591,332. In addition, Mont Fort Re Ltd., a wholly-owned subsidiary of the Company, has a modified MMS of $370 as at December 31, 2022 and 2021.

At December 31, 2022 and 2021, the actual statutory capital and surplus of the Company and the Bermuda-based insurance subsidiaries exceeded the relevant regulatory requirements.

The ability of the Company’s Bermuda-based subsidiaries to pay dividends to the Company is limited under Bermuda law and regulations. The Insurance Act provides that Class 4 insurers may not declare or pay, in any financial year, dividends of more than 25% of its total statutory capital and surplus (as shown on its statutory balance sheet in relation to the previous financial year) unless it files with the BMA at least seven days prior to the payment, an affidavit signed by at least two directors and such insurance subsidiary’s principal representative, stating that in their opinion, such subsidiary will continue to satisfy the required margins following declaration of those dividends, however, there is no additional requirement for BMA approval.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

16.	Statutory and regulatory requirements (continued)

Bermuda (continued)

In addition, before reducing its total statutory capital by 15% or more (as set out in its previous year’s statutory financial statements), Class 4 Bermuda insurers must make application to the BMA for permission to do so. Such application shall consist of an affidavit signed by at least two directors and such insurance subsidiary’s principal representative stating that in their opinion, the proposed reduction in capital will not cause such subsidiaries to fail to meet its relevant margins, and such other information as the BMA may require. A Class 3 insurer, before reducing by 15% or more of its total statutory capital, as set out in its previous year’s financial statements, is required to apply to the BMA for its approval and provide such information as the BMA may require.

As at December 31, 2022, the Company has the ability to distribute up to $839,691 (December 31, 2021: $1,078,309) of unrestricted net assets as dividend payments and/or return of capital to Validus Holdings without prior regulatory approval.

The Company’s primary restrictions on net assets of insurance subsidiaries consist of regulatory requirements placed upon the regulated insurance subsidiaries to hold minimum amounts of total statutory capital and surplus. There were no other material restrictions on net assets in place as at December 31, 2022 and 2021.

The Company maintains branch office in Singapore and Canada. As the branch offices are not considered separate entities for regulatory purposes, the required and actual statutory capital and surplus amount includes amounts, as set out above, related to the applicable branch offices.

The Company’s Singapore branch office is subject to capital a minimum adequacy requirement of SGD 5,000 as at December 31, 2022 and 2021.

The Canada branch office is subject to regulation by the Office of the Superintendent of Financial Institutions Canada (“OSFI”). Under regulations and guidelines prescribed by OSFI, the Canada branch office is required to maintain prescribed levels of capital, which are dependent on the type and amount of insurance policies in force and the nature of the Canada branch office’s assets. At December 31, 2022, the margin of net assets required is CAD 814. The revised margin of net assets required as at December 31, 2021 of CAD 466 is based on the actual December 31, 2021 Branch Adequacy of Assets Test.

At December 31, 2022 and 2021, the actual capital and assets for the branch offices exceeded the relevant local regulatory requirements.

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Validus Reinsurance, Ltd. Notes to the Consolidated Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars, except share amounts

16.	Statutory and regulatory requirements (continued)

Switzerland

Validus Re Swiss is a société anonyme headquartered in Zurich, Switzerland. The conduct of reinsurance business by a company headquartered in Switzerland requires a license granted by the Swiss Financial Market Supervisory Authority (“FINMA”). Validus Re Swiss maintains a branch office in Bermuda, Validus Reinsurance (Switzerland) Ltd. (Bermuda Branch), a Class 4 insurer.

Required statutory capital and surplus is based on the Target Capital requirements calculated under the Swiss Solvency Test (“SST”) and includes both Validus Re Swiss and its Bermuda branch. At December 31, 2022 and 2021, the actual capital and assets exceeded the relevant local regulatory requirements.

Validus Re Swiss is funded by equity in the form of paid in capital by shares and in share premium. Under Swiss corporate law as modified by insurance supervisory law, a non-life insurance company is obliged to contribute to statutory legal reserves a minimum of 20% of any annual profit up to 50% of paid-in share capital. Validus Re Swiss has been substantially funded by reserves from capital contribution (share premium). Share premium can be distributed to shareholders without being subject to withholding tax. The distribution of any dividend to shareholders is subject to the maintenance of solvency and the interests of the reinsureds and creditors, and under certain circumstances, may also require the approval of FINMA.

Validus Reinsurance (Switzerland) Ltd. (Bermuda Branch) is exempt from filing an Annual Statutory Financial Return and Annual Capital and Solvency Return but is subject to the minimum required statutory capital and surplus requirements for Class 4 insurers and the SST. At December 31, 2022 and 2021, the branch was in compliance with all relevant regulatory requirements.

17.	Subsequent events

Management has evaluated the need to disclose events that occurred subsequent to the balance sheet date through April 24, 2023, the date these financial statements were available to be issued. No events have been identified.

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